Exhibit 4.17

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of November 15, 2006 (the “Agreement”), by and among Collect Holdings, Inc., a Delaware corporation (the “Company”), One Equity Partners II, L.P., a Cayman Islands limited partnership (“OEP II”), OEP II Co-Investors, L.P., a Cayman Islands limited partnership (“OEP II Co-Invest”), and OEP II Partners Co-Invest, L.P., a Cayman Islands limited partnership (“OEP II Partners Co-Invest,” and together with OEP II and OEP II Co-Invest, “OEP”), Michael Barrist (“Barrist”) and the other Non-OEP Investors (as such term is defined in the Stockholders Agreement). OEP, each of their Permitted Transferees that is or becomes a party to this Agreement and the Non-OEP Investors are sometimes referred to herein individually as an “Investor,” and collectively, as the “Investors.”

W I T N E S S E T H:

WHEREAS, on July 21, 2006, the Company, Collect Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Company (“Acquisition“), and NCO Group, Inc., a Pennsylvania corporation (“Target“), entered into an Agreement and Plan of Merger (the “Merger Agreement“), pursuant to which, upon the terms and subject to the conditions set forth therein, at the effective time of the Merger, (i) Acquisition will merge with and into Target (the “Merger“) with Target continuing as the surviving corporation (the “Surviving Corporation“), (ii) each share of common stock, no par value, of Target (“Target Common Stock“) that is outstanding immediately prior to the Merger (other than shares of Target Common Stock that is owned by the Company (including Rollover Shares (as defined in the Merger Agreement)) or Acquisition or held in the treasury of Target) will be converted into the right to receive from the Surviving Corporation $27.50 per share in cash, without interest, and (iii) the shares of common stock, no par value per share, of Acquisition will be converted into all the shares of the Surviving Corporation;

WHEREAS, the Company and Barrist have entered into a Rollover Agreement (the “Rollover Agreement“), dated as of July 21, 2006, pursuant to which Barrist and certain of his affiliates have contributed, as of the date hereof, shares of Target Common Stock in exchange for newly issued shares of Class L Common Stock and Class A Common Stock (each as defined herein);

WHEREAS, OEP, certain members of senior management of Target and certain other Investors have entered into, subscription agreements with the Company, pursuant to which they have purchased newly issued shares of Preferred Stock (as defined herein), Class L Common Stock and Class A Common Stock, as set forth therein;

WHEREAS, the Company, OEP and other Investors have entered into a Stockholders Agreement, dated as of the date hereof (the “Stockholders Agreement”); and

WHEREAS, the Company and the Investors desire to provide for certain registration rights relating to the Company Stock;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

“Barrist Registrable Securities” means (i) the shares of Company Stock held as of the date hereof by Barrist and his Permitted Transferees (as defined in the Stockholders Agreement) and any shares of Company Stock hereafter acquired by Barrist and his Permitted Transferees, and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Barrist Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Barrist Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, provided, however, that each such share of Company Stock shall cease to be a Barrist Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; or (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“Class A Common Stock” means Class A Common Stock, par value $.01 per share, of the Company.

“Class L Common Stock” means Class L Common Stock, par value $.01 per share, of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class L Stock and the Class A Stock and any shares of capital stock of the Company issued or issuable with respect to the Class L Stock or Class A Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Company Stock” means the Common Stock and the Preferred Stock.

“Damages” has the meaning set forth in Section 5(a) of this Agreement.

“Demand Registration” shall mean an OEP Demand Registration or a Barrist Demand Registration or a demand registration of Other Registrable Securities if the Company grants such demand registration right to Additional Parties pursuant to Section 7(d) hereof.

“Demand Registration Requests” shall mean an OEP Demand Registration Request or a Barrist Demand Registration Request or a demand registration request made by an Additional Party pursuant to Section 7(d) hereof.

“Demanding Party” shall mean a party that makes a Demand Registration Request to the Company under the terms of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Incidental Registration” has the meaning set forth in Section 2(a) of this Agreement.

“Inspector” and “Inspectors” have the meanings set forth in Section 4(a)(xi) of this Agreement.

“Institutional Investor Registrable Securities” means (i) the shares of Company Stock held as of the date hereof by the Institutional Investors (as defined in the Stockholders Agreement) and their Permitted Transferees (as defined in the Stockholders Agreement) and any shares of Company Stock hereafter acquired by the Institutional Investors and their Permitted Transferees, (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Institutional Investor Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Institutional Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, provided, however, that each such share of Company Stock shall cease to be a Institutional Investor Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; or (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“OEP Registrable Securities” means (i) the shares of Company Stock held as of the date hereof by OEP and their Permitted Transferees and any shares of Company Stock hereafter acquired by OEP, the Additional Investor (as defined in the Stockholders Agreement) or, in each case, their Permitted Transferees (as defined in the Stockholders Agreement) that are Investors, and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of OEP Registrable Securities whenever such

Person has the right to acquire, directly or indirectly, such OEP Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, provided, however, that each such share of Company Stock shall cease to be an OEP Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; or (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“Other Registrable Securities” means (i) the shares of Company Stock held by each Non-OEP Investor (excluding Barrist, the Institutional Investors, and their respective Permitted Transferees) and any shares of Common Stock hereafter acquired by any Non-OEP Investor (excluding Barrist, the Institutional Investors, and their respective Permitted Transferees), and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that, under no circumstances will OEP Registrable Securities, Barrist Registrable Securities or Institutional Investor Registrable Securities be deemed “Other Registrable Securities.” For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, but in the case of Registrable Securities subject to vesting, only to the extent that such Person’s right to acquire such Registrable Securities has vested and provided, further, that each Other Registrable Security shall cease to be an Other Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in Section 1.2(d) of the Stockholders Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

“Person” means an individual, partnership, limited liability company, corporation, joint venture, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Preferred Stock“ means the Company’s Series A 14% PIK Preferred Stock, par value $.01 per share and any shares of capital stock of the Company issued or issuable with respect to the Preferred Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Public Offering” means a successfully completed underwritten public offering of the equity interests of the Company pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement).

“Qualified Public Offering” means a Public Offering resulting in aggregate net proceeds to the Company and/or any stockholder selling equity interests in such offering of not less than $125 million.

“Registrable Securities” means the OEP Registrable Securities, the Barrist Registrable Securities, the Institutional Investor Registrable Securities and the Other Registrable Securities.

“Registration Expenses” means the costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement (including, without limitation, all federal and state registration and filing fees, printing and delivery expenses, fees and disbursements of counsel for the Company and the fees and expenses of the Company’s independent public accountants (including the expenses of any special audit and “cold comfort” letters required by or incidental to such registration)) other than the costs and expenses of any Investor whose Registrable Securities are to be registered pursuant to this Agreement comprising underwriters’ commissions, brokerage fees, transfer taxes or the fees and expenses of any accountants or other representatives retained by such Investor; provided, however, that the term “Registration Expenses” shall include the fees and expenses of one counsel for the holders of Registrable Securities designated by the holder of a majority of Registrable Securities being registered, or proposed to be registered, in any offering that is the subject of this Agreement.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all exhibits and financial statements required by the Commission to be filed therewith, as well as the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all material incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Special Registration Statement” means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s employees pursuant to any employee stock plan or other employee benefit plan arrangement or to security holders of an unaffiliated corporation or other entity being acquired by, or merged with, the Company or (ii) a registration statement registering a Unit Offering solely for the Company’s own account.

“Unit Offering” means a public offering of a combination of newly issued debt and equity securities of the Company in which not more than 20% of the gross proceeds received from the sale of such securities is attributed to such equity securities.

“underwritten registration or underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Incidental Registration.

(a) Right to Include Company Stock. If (i) at any time following the date which is six months after the Company’s initial Public Offering, the Company proposes to register any of its Company Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account, or (ii) upon, and at any time within the six month period after, the Company’s initial Public Offering, the Company proposes to register any of its Company Stock under the Securities Act (other than on a Special Registration Statement) and, in its sole discretion, it permits any Investor to participate in such offer or such sale, the Company will, in either event, give written notice at least thirty (30) days prior to the anticipated filing date of the registration statement in connection with such registration to all holders of Registrable Securities of its intention to register its Company Stock under the Securities Act and of such holders’ rights under this Section 2 (which notice will specify the intended methods of disposition/forms of the Commission that have been selected). Upon the written request of any such holders of Registrable Securities made within fifteen (15) days after the receipt of the Company’s notice (which request shall specify the aggregate number of each class of the Registrable Securities to be registered), the Company will include in such registration statement all Registrable Securities which the Company has been so requested to register by the holders thereof (an “Incidental Registration”); provided, that (i) if, at any time after giving written notice of its intention to register shares of Company Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Company Stock, the Company shall promptly give written notice of such determination to each holder of Registrable Securities and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of Investors to request that such registration be effected as a Demand Registration under Section 3, subject to Section 3, and (y) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities; (ii) if a registration requested pursuant to this Section 2 shall involve an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least twenty (20) days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration; and (iii) if, at any time after the 180-day or shorter period specified in Section 4(a)(iii), the sale of the securities has not been completed, the Company may withdraw from the registration on a pro rata basis (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered) the Registrable Securities which the Company has been requested to register and which have not been sold. No registration effected under this Section 2 shall relieve the Company of its obligations to effect a Demand Registration under Section 3.

(b) Priority in Incidental Registrations. If a registration pursuant to Section 2(a) (other than as the result of a Demand Registration, it being understood the priority for such registrations is set forth in Section 3(f)) involves an underwritten offering and the managing underwriter (or underwriters) advises the Company in writing that, in its (or their) opinion, the total number of shares of Company Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 2, exceeds the maximum number of shares of Company Stock specified by the managing underwriter or underwriters that may be distributed without adversely affecting the price, timing or distribution of such shares of Company Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Company Stock that the Company proposes to sell for its own account, if any, (ii) second, the number of Registrable Securities, requested to be included in such registration, pro rata, if necessary (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered), and (iii) third, all other securities of the Company proposed to be included in such registration. Any securities so excluded shall be withdrawn from, and shall not be included in, such registration.

(c) Selection of Underwriters. If a registration pursuant to Section 2(a) (other than a Demand Registration, it being understood the selection of underwriters for such registrations is set forth in Section 3(g)) is an underwritten offering, the investment banker(s) and manager(s) for the offering shall be selected by the Company.

(d) Expenses. The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.

(e) Liability for Delay. The Company shall not be held responsible for any delay in the filing or processing of a Registration Statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 2 nor for any delay in requesting the effectiveness of such Registration Statement.

(f) Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell his or her or its Company Stock on the basis provided in any underwriting arrangements (customary in form and substance) approved by the Persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, escrow agreements, underwriting agreements and other documents required generally of all holders of Registrable Securities participating in such registered offering and, in each case customarily required under the terms of such underwriting arrangements; provided, however, that with respect to any representations, warranties, indemnities and agreements of holders of Registrable Securities participating in such offering, the aggregate amount of liability will not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of shares of Company Stock included in the offering or (ii) the net proceeds actually received by such holder from such offering.

3.	Demand Registration.

(a) Right to Demand Registration of OEP Registrable Securities. The holders of a majority of the OEP Registrable Securities shall be entitled to make one or more written requests (“OEP Demand Registration Requests”) to the Company at any time and from time to time for registration with the Commission under and in accordance with the provisions of the Securities Act (including, but not limited to, registrations under Rule 415 promulgated under the Securities Act (“Rule 415”)) of all or part of the Registrable Securities owned by them (an “OEP Demand Registration”) (which OEP Demand Registration Request shall specify the intended number of OEP Registrable Securities to be disposed of by such holder(s) and the intended method of disposition thereof).

(b) Right to Demand Registration of Barrist Registrable Securities. Barrist shall be entitled to make one request (“Barrist Demand Registration Request”) to the Company at any time during which the Company is eligible to register securities under Rule 415 for registration with the Commission under Rule 415 of all the Barrist Registrable Securities owned by Barrist and his Permitted Transferees (a “Barrist Demand Registration”) (which Barrist Demand Registration Request shall specify the intended number of Barrist Registrable Securities to be disposed of by Barrist and his Permitted Transferees and the intended method of disposition thereof); provided that, if more than 25% of the Barrist Registrable Securities set forth in the Barrist Demand Registration Request are excluded from the offering pursuant to Section 3(f), Barrist shall retain the right to make one Barrist Demand Registration Request.

(c) Notwithstanding Sections 3(a), (b) and (d), the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment, that due to a pending or contemplated acquisition or disposition or public offering, it would be inadvisable to effect a Demand Registration at such time, defer such Demand Registration for a single period not to exceed ninety (90) days; provided that the Company shall not delay such action pursuant to this sentence more than once in any twelve-month period; and provided further, that if the Company elects to defer such Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement until such registration is effected.

(d) Within ten (10) days after receipt of a Demand Registration Request, the Company will serve written notice (the “Notice”) of such Demand Registration Request to all holders of Registrable Securities and, subject to paragraph (f) below, the Company will include in such registration all Registrable Securities of such holders with respect to which the Company has received written requests for inclusion therein from such holders within fifteen (15) business days after the receipt by the applicable holder of the Notice. All requests made pursuant to this Section 3(d) will specify the aggregate number of each class of the Registrable Securities to be registered.

(e) Effective Demand Registration. The Company shall be deemed to have effected a Demand Registration only if the Registration Statement relating to such demand is declared effective by the Commission and remains effective for (i) not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or (ii) if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Party.

(f) Priority in Demand Registration. The Company will not include in any Demand Registration any securities (other than Company Registrable Securities) which are not Registrable Securities without the prior written consent of the Demanding Party. If any of the Registrable Securities proposed to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of shares of Company Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of the Company Stock, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following order of priority: (i) first, the number of OEP Registrable Securities, Barrist Registrable Securities and Institutional Investor Registrable Securities requested to be included in such registration, pro rata if necessary (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered); (ii) second, all other securities requested to be included in such registration pursuant to Section 4(a)(ii) or pursuant to “demand registration” rights granted to other Persons, provided, that such rights will have been granted only as permitted by this Agreement; and (iii) third, shares of Company Stock held by other holders requested to be included in such registration, pro rata if necessary, based on the number of securities requested to be included.

(g) Selection of Underwriters. In the case of a Demand Registration for an underwritten offering, the Demanding Party will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized, subject to the Company’s approval which will not be unreasonably withheld.

(h) Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.

4.	Registration Procedures.

(a) If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission as soon as possible (and in the case of a Demand Registration, no later than sixty (60) days after the Company receives a request therefor), a Registration Statement with respect to such Registrable Securities, and use its best efforts to cause such Registration Statement to become effective; provided, however, that as far in advance as practical before filing any Registration Statement, the Company will furnish each seller of Registrable Securities covered by such Registration Statement and their counsel copies of all such documents proposed to be filed, which documents will be subject to reasonably prompt review by such counsel, and if such sellers or their counsel shall object to any information pertaining solely to it that is contained therein the Company will promptly make the corrections reasonably requested by such sellers or their counsel with respect to such information prior to filing any such Registration Statement;

(ii) in connection with any Demand Registration, if requested by the Demanding Party, use its best efforts to cause to be included in such registration, a primary offering by the Company of Company Stock of the same class or classes and in the same proportions of each classes of stock to be registered (if more than one such class) under the Demand Registration having an aggregate value (based on the midpoint of the proposed offering price range specified in the Registration Statement used to offer such securities) of up to $20 million (“Company Registrable Securities”);

(iii) prepare and file with the Commission as soon as possible such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided, however, that as far in advance as practical prior to filing with the Commission, any such amendment, prospectus or supplement thereto, the Company shall furnish each seller of Registrable Securities covered by such Registration Statement and their counsel copies of all such documents proposed to be filed, which documents will be subject to reasonably prompt review by such counsel, and if such sellers or their counsel shall object to any information pertaining solely to it that is contained therein the Company will reasonably promptly make the corrections reasonably requested by such sellers or their counsel with respect to such information prior to filing any such amendment;

(iv) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement during such period and all stock exchange or trading systems or NASD registration, listing or filing requirements.

(v) furnish to each seller of such Registrable Securities, without charge, such number of copies of such Registration Statement and of each such amendment and supplement thereof (in each case including all exhibits and documents incorporated by reference as may be requested), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and summary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(vi) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as each seller of such Registrable Securities shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and promptly do any and all other acts and things which may be necessary or advisable to enable such seller of such Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

(vii) immediately notify each seller of any Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (iii) of Section 4(a), of the Company becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and reasonably promptly prepare and furnish to all sellers a reasonable number of copies of, and file with the Commission, an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), and arrange for at least two market makers to register as such with respect to the Registrable Securities with the National Association of Securities Dealers, Inc.;

(ix) provide an independent transfer agent and registrar for such Registrable Securities covered by such Registration Statement and a CUSIP number for all Registrable Securities not later than the effective date of such Registration Statement;

(x) furnish to each seller of Registrable Securities covered by such Registration Statement an original, manually signed copy, addressed to such seller (and the underwriters, if any) of:

(A) an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any); and

(B) a “comfort” letter, dated the effective date of such Registration Statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering such matters with respect to such Registration Statement as are customarily covered in accountants’ letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any);

(xi) reasonably promptly make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (any of the foregoing persons, including such seller, individually, an “Inspector” and collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably requested by an Inspector and reasonably necessary to enable them to exercise their due diligence responsibility (collectively, the “Records”), and cause all of the Company’s officers, directors and employees to supply all Records; provided that any Records that are designated, in good faith, by the Company in writing as confidential shall be kept confidential by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or by any regulatory authority having jurisdiction, (C) the information in such Records has been made generally available to the public other than through a breach of this or any other agreement of which such Person has knowledge or any other legal or fiduciary obligation of such Person, (D) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such Person. Each Investor agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of the Company on the basis of material non-public information;

(xii) enter into such customary agreements (including underwriting agreements in customary form, which shall include customary indemnification obligations by the Company) and make such representations and warranties to the Investors and the underwriters, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings, and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or combination of shares) and cooperate with the holders of a majority of the Registrable Securities being sold and the underwriters, if any, in the marketing of the Registrable Securities, including making available the officers, accountants, counsel, premises, books and records of the Company and its subsidiaries for such purpose;

(xiii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xiv) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(xv) Promptly notify the Investors and the underwriter or underwriters, if any:

(A) when such Registration Statement or any Prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to such Registration Statement or Prospectus;

(C) of an initiation of any proceeding by the Commission against the Company, and of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or suspending or preventing the use of any related Prospectus or suspending the qualification of any Company Stock included in such Registration Statement for sale in any jurisdiction; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and, in the case of clauses (B),

(C) and (D), promptly use all reasonable efforts (1) to respond satisfactorily to any such comments and to file promptly any necessary amendments; (2) prevent the issuance of any stop order or to obtain the withdrawal of such order if such order should be issued; and (3) to obtain the withdrawal of any such suspension of qualification, respectively;

(xvi) use its best efforts to cause such Registrable Securities covered by a Registration Statement to be registered or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvii) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xviii) cooperate with the sellers of the Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters; and

(xix) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the seller of Registrable Securities covered by such Prospectus agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(b) With respect to any Class L Common Stock that is a Registrable Security and that is requested to be included in a Demand Registration or an Incidental Registration, the Company shall (except if such Demand Registration or Incidental Registration, as the case may be, is a registration of such Class L Common Stock itself, which may only occur if (i) with respect to a Demand Registration, the Demanding Party has requested that such Class L Common Stock (rather than the securities that would otherwise be issued in exchange for Class L Common Stock pursuant to this Section 4(b)) be registered or (ii) with respect to an Incidental Registration, the Company has determined to register Class L Common Stock for its own account) effect a Recapitalization or take such other necessary action as determined by the Company, prior to such registration, so that each holder of Class L Common Stock participating in the Demand Registration or Incidental Registration, as the case may be, shall receive in exchange for each share of Class L Common Stock that is requested to be included in such Demand Registration or Incidental Registration (i) a security consisting only of the Preferred Entitlement (as defined in the Stockholders Agreement) contained in such Class L Common Stock and (ii) a share of Class A Common Stock; provided that such Recapitalization or other action shall not have an adverse effect, in any material respect, on the holders of Class L Common Stock. To the extent such Demand Registration or Incidental Registration, as the case may be, includes Preferred Stock, then the security issued to the holder pursuant to the immediately foregoing clause (i) shall be included in such registration, and to the extent such registration includes Class A Common Stock, then the Class A Common Stock issued to the applicable holder pursuant to the immediately foregoing clause (ii) shall be included in such registration.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected promptly to furnish to the Company such information regarding the distribution of such Registrable Securities as may be legally required. Such information shall be furnished in writing and shall state that it is being furnished for use in the Registration Statement.

(d) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vii) of Section 4(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by clause (vii) of Section 4(a), and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of the Company’s notice. In the event the Company shall give any such notice, the period mentioned in clause (iii) of Section 4(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vii) of Section 4(a) up to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by clause (vii) of Section 4(a).

(e) If any Registration Statement or comparable statement contemplated by this Agreement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in such holder’s sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder, provided, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect which opinion and counsel shall be reasonably satisfactory to the Company.

5.	Indemnification.

(a) Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, and such holder’s officers, directors and agents and each other Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including underwriters) who or which participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys’ fees, costs or expenses (collectively, the “Damages”), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities are registered under the Securities Act, in any preliminary Prospectus or final Prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, said preliminary or final Prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically for use in the preparation thereof; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a Prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus which amendment or supplement is delivered to such holder in a timely manner (it being understood that the Company shall use all reasonable efforts to deliver such amendment or supplement at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person) and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages.

(b) Indemnification by the Holders of Registrable Securities Which Are Registered. It shall be a condition of the Company’s obligations under this Agreement to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each holder of Registrable Securities to be so registered, whereby such holder agrees (severally and not jointly) to indemnify and hold harmless the Company, its directors, officers and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Securities are registered under the Securities Act, in any preliminary Prospectus or final Prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such Registration Statement, said preliminary or final Prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities, specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the Damages; provided, however, that such holder shall not be liable under this Section 5(b) for any amounts in excess of the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of shares of Company Stock included in the offering and (ii) the net proceeds actually received by such holder from such offering. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, provided that the delay or failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties under applicable standards of professional responsibility with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided that the indemnified party may participate in such defense at the indemnified party’s expense; and provided further that the indemnified party shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the indemnified party or the indemnified parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement (i) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) except for judgments or settlements calling for the payment of money only, without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the preceding Sections 5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding sentence. The amount paid by an indemnified party as a result of the Damages referred to in the first sentence of this Section 5(d) shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Damage which is the subject of this Section 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

(e) Survival of Indemnification. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(f) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 5 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 5 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

(g) Indemnification Payments. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Damages are incurred; provided that, an Indemnifying Party shall have the right to dispute in good faith whether any indemnification is required under this Section 5 and the amount of such indemnification and, during such dispute, to delay the periodic payments described in this Section 5(g) until a final determination of whether any indemnification is required pursuant to this Section 5.

6.	Hold-Back Agreements.

(a) Restrictions on Sale by Holder of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Sections 2 or 3 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to offer, sell (including a sale pursuant to Rule 144, or any similar provision then in force under the Securities Act), contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction during the 7-day period prior to, and during the 180-day period (in the event of the Company’s initial Public Offering) or 90-day period (in the event of any other Company public sale) (or such shorter period as may be agreed to by the parties hereto) beginning on the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

The foregoing provision shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

(b) No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violate the rights granted to holders of Registrable Securities in this Agreement.

(c) Restrictions on Sale by the Company and Others. The Company shall (i) not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Company Stock or other capital stock or any securities convertible into, or exercisable or exchangeable for, Company Stock or other capital stock or publicly announce an intention to effect any such transaction, during the 7-day period prior to, and during the 180-day period (in the event of the Company’s initial Public Offering) or 90-day period (in the event of any other Company public sale) beginning on, the effective date of a Registration Statement filed pursuant to Sections 2 or 3 (except as part of a Special Registration Statement), and (ii) use reasonable efforts to cause each holder of Company Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

7.	Miscellaneous.

(a) Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) OEP (so long as OEP and their Permitted Transferees own in the aggregate the lesser of (A) ten percent (10%) of the outstanding Registrable Securities (calculated on a fully diluted basis) or (B) the number of shares of Company Stock held by OEP and/or their Permitted Transferees as of the date hereof (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such Company Stock), (iii) in the case of any amendment which materially and adversely affects any Investor differently from any other Investor, such Investor, and (iv) the holders of a majority of the Registrable Securities (other than any Registrable Securities held by OEP or any of their Permitted Transferees) if such amendment would materially adversely affect such Investors. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

(b) Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

(c) Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. This Agreement sets forth the entire agreement and understandings among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

(d) Additional Parties. The Company shall be entitled, but not obligated, with the prior written consent of the holders of at least a majority of the Registrable Securities, to allow any purchaser or acquirer of equity securities (or securities or rights convertible or exercisable into equity securities), of the same type and class of the Registrable Securities, to execute a counterpart to this Agreement and become a party hereto (each an “Additional Party”), in which case the equity securities issued or issuable to any such Additional Party shall be deemed to be “Other Registrable Securities” subject to the terms and conditions hereof and such Additional Party shall be deemed to be a holder of “Other Registrable Securities” for purposes hereof. Except as set forth in this Section 7(d) and Section 7(c) above, and except for such registration rights as have been granted herein, the Company will not grant to any other Persons any registration rights.

(e) Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

(f) Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company to:

Collect Holdings, Inc.

c/o One Equity Partners II, L.P.

320 Park Avenue, 18th Floor

New York, New York 10022

Attention: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

With a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esq.

Facsimile: (215) 994-2222

If to OEP II, OEP II Co-Invest or OEP II Partners Co-Invest, to such Person at the following address:

320 Park Avenue, 18th Floor

New York, New York 10022

Attention: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

In each case with a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esq.

Facsimile: (215) 994-2222

If to any other Investor, at the most current address given by such Investor to the Company in accordance with this Section 7(f).

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

(g) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of New York, without giving effect to principles of conflicts of law. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

(h) Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

(j) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(k) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(l) Termination. This Agreement shall terminate upon the earlier of (i) the written agreement of the Investors who are parties hereto and (ii) when there are no Registrable Securities; provided that the indemnification rights and obligations set forth in Section 5 hereof shall survive the termination of this Agreement.

(m) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

(n) Party No Longer Owning Registrable Securities. If a party hereto ceases to own any Registrable Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement; provided, that the indemnification rights and obligations set forth in Section 5 hereof shall survive any such cessation of ownership.

(o) Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

(p) No Effect on Employment or Directorship. Nothing herein contained shall confer on any Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

(q) Attorneys’ Fees. In the event any party hereto commences any action to enforce any rights of such party hereunder, the prevailing party in such action shall be entitled to recover such party’s costs and expenses incurred in such action, including, without limitation, reasonable attorneys’ fees.

(r) Current Public Information. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, and as long as the Investors shall hold any Registrable Securities, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

COLLECT HOLDINGS, INC.

By	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	President and Treasurer

INVESTORS:

ONE EQUITY PARTNERS II, L.P.

By: OEP GENERAL PARTNER II, L.P., its General Partner

By: OEP HOLDING CORPORATION, its General Partner

	By	/s/ Daniel J. Selmonosky
	Name:	Daniel J. Selmonosky
	Title:	Managing Director

OEP II CO-INVESTORS, L.P.

By: OEP CO-INVESTORS MANAGEMENT II, LTD., its General Partner

	By	/s/ Daniel J. Selmonosky
	Name:	Daniel J. Selmonosky
	Title:	Managing Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

OEP II PARTNERS CO-INVEST, L.P.

By: OEP II PARTNERS CO-INVEST G.P., LTD., its General Partner

	By	/s/ Daniel J. Selmonosky
	Name:	Daniel J. Selmonosky
	Title:	Managing Director

/s/ Michael J. Barrist
Michael J. Barrist

MICHAEL AND NATALIE BARRIST TRUST

By	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Trustee

By	/s/ Steven Winokur
Name:	Steven Winokur
Title:	Trustee

/s/ Michael J. Barrist, POA
Annette H. Barrist

By:	Michael J. Barrist
Power of Attorney

ANNETTE H. BARRIST TRUST

By	/s/ Michael J. Barrist
Name:	Michael J. Barrist
Title:	Trustee

By	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Trustee

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

CITIGROUP CAPITAL PARTNERS II 2006 CITIGROUP INVESTMENT, L.P.

By: Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P.

By: Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P.

By: Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P.

By: Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HELZBERG ANGRIST INVESTORS I, LLC

By: HELZBERG ANGRIST CAPITAL, LLC, its Manager

By	/s/ Jonathan Angrist
Name:	Jonathan Angrist
Title:	Managing Member

/s/ Steven L. Leckerman
Steven L. Leckerman

/s/ Steven L. Winokur
Steven L. Winokur

/s/ Stephen W. Elliott
Stephen W. Elliott

/s/ Paul E. Weitzel, Jr.
Paul E. Weitzel, Jr.

/s/ Albert Zezulinski
Albert Zezulinski

/s/ Charles F. Burns
Charles F. Burns

/s/ Joshua Gindin
Joshua Gindin

/s/ John R. Schwab
John R. Schwab

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]